Exhibit 10.18

FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT

This FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), is entered into as of December 28, 2023 and amends the Employment Agreement (defined below), between Lantern Pharma Inc. (the “Company”) and Panna Sharma (“Executive”). The Company and Executive may be referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, the Company and Executive have entered into the Employment Agreement, dated as of July 23, 2018 and previously amended as of May 18, 2020, January 1, 2022, August 1, 2022, and January 1, 2023 (collectively, the “Employment Agreement”), wherein the Company is employing Executive as the Company’s Chief Executive Officer and President; and

WHEREAS, the Company and Executive wish to amend the Employment Agreement to reflect (i) the increase of the annual pre-tax base salary level for Executive under the Employment Agreement to $575,000 commencing as of January 1, 2024; and (ii) the increase of the target eligible annual bonus level percentage under the Employment Agreement to 50% of Executive’s applicable base salary.

NOW THEREFORE, in consideration of the mutual covenants set forth herein and other legal and valuable consideration, the Parties agree as follows:

1.	Section II of Exhibit A to the Employment Agreement is hereby amended to read in its entirety as follows:

“Future Base Salary. Following the Company’s completion of an initial public offering (“IPO”) and listing of the Company’s common stock on the NASDAQ Stock Market, the Company shall thereafter pay Executive a pre-tax base salary (“Future Base Salary”) of $432,000 (Four Hundred Thirty-Two Thousand U.S. Dollars) per annum, less all applicable withholdings, with such Future Base Salary to be paid in accordance with the Company’s standard payroll practices with respect to pay periods (or applicable portions thereof) during the Term of this Agreement that occur on or after June 15, 2020 and prior to January 1, 2022. Commencing January 1, 2022, the Future Base Salary shall be increased to $449,280.00 (Four Hundred Forty Nine Thousand Two Hundred Eighty U.S. Dollars) per annum, less all applicable withholdings, with such increased Future Base Salary (the “Adjusted Future Base Salary”) to be paid in accordance with the Company’s standard payroll practices with respect to pay periods (or applicable portions thereof) during the Term of this Agreement that occur on or after January 1, 2022 and prior to August 1, 2022. Commencing August 1, 2022, the Adjusted Future Base Salary shall be increased to $510,000.00 (Five Hundred Ten Thousand U.S. Dollars) per annum, less all applicable withholdings, with such increased Adjusted Future Base Salary to be paid in accordance with the Company’s standard payroll practices with respect to pay periods (or applicable portions thereof) during the Term of this Agreement that occur on or after August 1, 2022 and prior to January 1, 2023. Commencing January 1, 2023, the Adjusted Future Base Salary shall be increased to $525,300.00 (Five Hundred Twenty-Five Thousand Three Hundred U.S. Dollars) per annum, less all applicable withholdings, with such increased Adjusted Future Base Salary to be paid in accordance with the Company’s standard payroll practices with respect to pay periods (or applicable portions thereof) during the Term of this Agreement that occur on or after January 1, 2023 and prior to January 1, 2024. Commencing January 1, 2024, the Adjusted Future Base Salary shall be increased to $575,000.00 (Five Hundred Seventy-Five Thousand U.S. Dollars) per annum, less all applicable withholdings, with such increased Adjusted Future Base Salary to be paid in accordance with the Company’s standard payroll practices with respect to pay periods (or applicable portions thereof) during the Term of this Agreement that occur on or after January 1, 2024.”

2.	The first sentence of Section III(b) of Exhibit A to the Employment Agreement is hereby amended to read in its entirety as follows:

“In addition, Executive will be eligible for an annual cash bonus of up to 50% (Fifty Percent) of Executive’s applicable base salary during the annual period with respect to which such bonus is being paid.”

3.	All other terms of and conditions to the Employment Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment to be effective as of December 28, 2023.

COMPANY:

Lantern Pharma Inc.

By:	/s/ David R. Margrave
David R. Margrave
Chief Financial Officer

EXECUTIVE:

/s/ Panna Sharma
Panna Sharma